Exhibit 4.2

TELADOC, INC.

FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This First Amendment to the Fifth Amended and Restated Investors’ Rights Agreement (this “Amendment”) is made as of February 9, 2015, by and among Teladoc, Inc. a Delaware corporation (the “Company”) and each of the undersigned Investors.

RECITALS

WHEREAS, each of the undersigned (other than the Company) is an “Investor” and a “Holder” as those terms are defined in that certain Fifth Amended and Restated Investors’ Rights Agreement (the “IRA”) dated as of September 10, 2014;

WHEREAS, the undersigned Investors collectively hold a majority of the Company’s outstanding Preferred Stock, and therefore constitute a “Requisite Approval” under the IRA;

WHEREAS, it is desirable and in the best interests of the Company, the Investors and the Current Holders to amend the IRA in accordance with Section 13(f) thereof to increase the number of Mutual Designees on the Company’s Board of Directors and allow for the election of Michael Goldstein to the Board of Directors of the Company as a Mutual Designee (as such term is defined in the IRA).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained herein, the parties hereto agree as follows:

1.              Section 7(a)(vii) of the IRA shall be amended and restated in its entirety as follows:

“(vii)                     The three (3) Mutual Designees (as defined below).”

2.              Section 7(b)(v) of the IRA shall be amended and restated in its entirety as follows:

“(v)                           The one (1) “First Issued Preferred Designee” shall be designated by New Capital for so long as (i) New Capital holds a number of shares of First Issued Preferred Stock (or Common Stock issued on conversion thereof) equal to at least 40% of the number of shares of First Issued Preferred Stock held by New Capital as of the date of the Prior Rights Agreement (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), and (ii) such First Issued Preferred Designee is the New Capital Director.  If, for any reason, New Capital no longer holds such number of shares or the First Issued Preferred Designee is no longer the New Capital Director (i) all remaining holders of First Issued Preferred Stock shall immediately vote to remove the current First Issued Preferred Director pursuant to Section 7(d) below, (ii) the First Issued Preferred Director seat shall remain vacant and be eliminated pursuant to the Company’s Certificate of Incorporation, and (iii) if requested by a majority of the Preferred Directors, all holders of Preferred Stock shall vote all of their shares so as to remove such director, eliminate such seat on the Board of Directors and reduce the number of Board of Directors to nine (9).”

3.              Section 7(b)(vii) of the IRA shall be amended and restated in its entirety as follows:

“(vii)                     The three (3) “Mutual Designees,” all of whom will be industry experts, shall be designated as by a majority in number of the other members of the Board of Directors.”

4.              Section 7(c) of the IRA shall be amended and restated in its entirety as follows:

“(c)                            Current Designees.  For the purpose of this Agreement, the current directors of the Company shall be deemed to be the following Designees:  (i) Tom Mawhinney shall be deemed to be the Series F Designee; (ii) Dana G. Mead, Jr. shall be deemed to be the Series D Designee; (iii) Marty Felsenthal, and Tom McKinley shall be deemed to be the Series C Designees, (iv) Arneek Multani shall be deemed to be the Series B Designee, (v) James Outland shall be deemed to be the First Issued Preferred Designee, (vi) Jason Gorevic shall be deemed to be the CEO Designee and (vii) David B. Snow, Jr., Senator William Frist, M.D. and Michael Goldstein shall be deemed to be the Mutual Designees.”

5.              The third paragraph of Section 7(d)(ii) of the IRA shall be amended and restated in its entirety as follows:

“During the term of this Agreement, each Holder agrees to vote all Shares to maintain the authorized number of members of the Board of Directors at ten (10) directors (or nine (9) if the size of the Board of Directors is reduced pursuant to Section 7(b)(v)), or such other number designated in accordance with the provisions of the Certificate of Incorporation.”

6.              Capitalized terms used but not defined herein shall have the respective meanings set forth in the IRA.

7.              Except as expressly amended hereby, the IRA shall remain in full force and effect.

8.              This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.              This Amendment shall be governed by and construed under the laws of the State of Delaware (without regard to its conflicts of laws principles).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or caused this Amendment to be executed by their respective representatives thereunto duly authorized, as of the date first above written.

COMPANY:

TELADOC, INC.

By:	/s/ Jason Gorevic
Jason Gorevic
Its Chief Executive Officer

Teladoc, Inc.
One Sound Shore Drive, Suite 300
Greenwich, CT 06830
Attn: Jason Gorevic
Facsimile: (203) 769-1544

INVESTORS:

JAFCO TECHNOLOGY PARTNERS II, L.P.

By: JTP MANAGEMENT ASSOCIATES II,
LLC
Its: General Partner

By:	/s/ Thomas M. Mawhinney
Name: Thomas M. Mawhinney
Title: Managing Director

JAFCO TECHNOLOGY PARTNERS IV, L.P.

By: JTP MANAGEMENT ASSOCIATES IV,
LLC
Its: General Partner

By:	/s/ Thomas M. Mawhinney
Name: Thomas M. Mawhinney
Title: Managing Director

JAFCO TECHNOLOGY PARTNERS V, L.P.

By: JTP MANAGEMENT ASSOCIATES V,
LLC
Its: General Partner

By:	/s/ Thomas M. Mawhinney
Name: Thomas M. Mawhinney
Title: Managing Director

INVESTORS (CONT’D)

RICHARD KING MELLON FOUNDATION

By:
Name: Douglas L. Sisson
Title: Vice President and Treasurer

MELLON FAMILY INVESTMENT COMPANY V

By: MFIC V, LLC
Its: General Partner

By:
Name: Lawrence S. Busch
Title: Member

, as trustee for the
HERBERT S. MADAN REVOCABLE TRUST 4/23/97

INVESTORS (CONT’D)

GREENSPRING GLOBAL PARTNERS VI-A, L.P.

By: GREENSPRING GENERAL PARTNER VI, L.P.
Its General Partner

By: GREENSPRING GP VI, LLC
Its General Partner

By: GREENSPRING ASSOCIATES, INC

By:	/s/ Eric Thompson
Name: Eric Thompson
Title: Chief Financial Officer

GREENSPRING GLOBAL PARTNERS VI-C, L.P.

By: GREENSPRING GENERAL PARTNER VI, L.P.
Its General Partner

By: GREENSPRING GP VI, LLC
Its General Partner

By: GREENSPRING ASSOCIATES, INC

By:	/s/ Eric Thompson
Name: Eric Thompson
Title: Chief Financial Officer

INVESTORS (CONT’D)

FLAG VENTURE PARTNERS IX, L.P.

By: FLAG Private Equity Company IX, L.P., its general partner

By:	/s/ Louis Sciarretta
Name:	Louis Sciarretta
Title:	Member of Limited Partner’s ultimate general partner

FLAG VENTURE PRIVATE EQUITY V, L.P.

By: FLAG Private Equity Company V, LLC, its general partner

By:	/s/ Louis Sciarretta
Name:	Louis Sciarretta
Title:	Member of Limited Partner’s ultimate general partner

INVESTORS (CONT’D)

KPCB HOLDINGS, INC., as nominee

By:	/s/ Dana G. Mead Jr.
Name:	Dana G. Mead, Jr.
Title:	Strategic Advisor

Address:
c/o Kleiner Perkins Caufield & Byers
2750 Sand Hill Road
Menlo Park, CA 94025

INVESTORS (CONT’D)

HLM Venture Partners II, L.P.
By: HLM Venture Associates II, LLC
Its: General Partner

By:	/s/ Martin Robert Felsenthal
Name: Martin Robert Felsenthal
Authorized Member

INVESTORS (CONT’D):

CHP III, L.P.

By: CHP III Management, LLC,
its General Partner

By:
Name: John J. Park
Title: Managing Member

INVESTORS (CONT’D)

QUESTMARK PARTNERS IV, L.P.

By: QUESTMARK ADVISERS, IV LLC
its general partner

By:	/s/ Timothy L. Krongard
Name:	Timothy L. Krongard
Title:	Member

INVESTORS (CONT’D):

TRIDENT CAPITAL FUND-VI, L.P.
TRIDENT CAPITAL FUND-VI
PRINCIPALS FUND, L.L.C.

Executed on behalf of the foregoing entities by the undersigned, as an authorized signatory of each such entity and/or its general partner or managing member:

By:	/s/ Arneek Multani
Name: Arneek Multani
Title: Managing Director

NEW CAPITAL PARTNERS PRIVATE
EQUITY FUND, L.P.

By:	New Capital Partners, LLC
Its General Partner

By:	/s/ James K. Outland
James K. Outland
Managing Member

WAVELAND NCP TEXAS VENTURES, LP

By:	Waveland NCP Ventures, Inc.
Its General Partner

By:	/s/ Paul R. Deslongchamps
Paul R. Deslongchamps
Its Vice President and Secretary

COMMONS CAPITAL, LP

By:	Commons Capital Management, LLC
Its General Partner

By:
William C. Osborn
Its Managing Member